Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to the Employment Agreement by and between Zachary C. Parker (“Employee”) and TeamStaff, Inc. (the “Company”), is made and entered into this 1st day of June, 2011.

RECITALS

WHEREAS, the Company and the Employee have entered into that certain Employment Agreement dated February 9, 2010 (the “Original Agreement”);

WHEREAS, the Company and the Employee wish to make certain changes to the Original Agreement, as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.             Definitions.  Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Original Agreement.

2.             Amendments to Original Agreement.

(a)           Section 1.3(a)(i) of the Original Agreement is hereby amended by deleting  the first sentence thereof and replacing it with the following new language:

a.                                       (i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Voting Securities (provided, however, if such Person is Wynnefield Capital Inc. and/or its affiliates, the relevant percentage shall be equal to the sum of (i) 27% plus (ii) such additional percentage as may be caused by the issuance of the maximum amount of securities issuable pursuant to the convertible debentures and warrants that the Company may issue pursuant to that certain debenture purchase agreement dated as of June 1, 2011 between the Company and Wynnefield Capital, Inc. or its affiliates, and such percentage shall be referred to herein as the “WCI Percentage”); provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as defined below) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other

Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”), or (2) the Company or any Subsidiary.

(b)           Section 1.3(c)(i) of the Original Agreement is hereby amended by deleting clause (3) thereof and replacing it with the following new language:

(3) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary) becomes Beneficial Owner of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities (except that if such Person is Wynnefield Capital Inc. and/or its affiliates, then the relevant percentage shall be the WCI Percentage) as a result of such merger, consolidation or reorganization, a transaction described in clauses (1) through (3) shall herein be referred to as a “Non-Control Transaction”; or . . . .

3.             Miscellaneous Provisions.

(a)           Governing Law.  This Amendment shall in all respects be governed by and construed in accordance with the laws of the State of Georgia without giving effect to any conflicts of law principles.

(b)           No Other Amendment.  Except as expressly provided in this Amendment, the Original Agreement (a) has not otherwise been modified by the parties and (b) all other terms and conditions of the Original Agreement shall remain in full force and effect and are hereby ratified, affirmed and approved.

(c)           Entire Agreement.  This Amendment constitutes the entire agreement between the parties hereto with respect to its subject matters and supersedes all prior arrangements and understandings, written or oral, between the parties hereto with respect to the transactions contemplated hereby.

(d)           Binding Agreement.  This Amendment and all of the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, successors and assigns and are not intended to confer upon any other person any rights or remedies hereunder.

(e)           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties to this Amendment have duly executed it as of the date set forth above.

TeamStaff, Inc.

By:	/s/ John E. Kahn
John E. Kahn,
Chief Financial Officer

Zachary C. Parker

/s/ Zachary C. Parker
Zachary C. Parker